Exhibit 2.2

DATE: 15 MAY 2024
DEED OF AMENDMENT AND WAIVER

Among SELLER REPRESENTATIVES and EXPRO GROUP HOLDINGS N.V. and KENNY MURRAY and BRICE MARC BOUFFARD and MICHAEL ANTHONY DE RHUNE
CMS Cameron McKenna Nabarro Olswang LLP 6 Queens Road Aberdeen AB15 4ZT T +44 1224 622002 F +44 1224 622066 cms.law

THIS DEED IS MADE ON 15 MAY 2024

AMONG:

(1)

BP INV4 HOLDCO LTD a company incorporated and registered in England and Wales with number 11701047 which has its registered office at International House, 36-38 Cornhill,London, EC3V 3NG, United Kingdom (the “Institutional Seller”);

(2)

EXPRO GROUP HOLDINGS N.V., a public company (naamloze vennootschap)incorporated and existing under Dutch law, having its registered office (statutaire zetel) in Amsterdam, The Netherlands and its office address at Mastenmakersweg 1, Den Helder,1786PB, The Netherlands, registered with the trade register of the chamber of commerce under number 34241787 (the “Purchaser”);

(3)	JOHN PAUL FRASER of 3 Union Place, Montrose, DD10 8QB (“First Management Representative”);

(4)	SCOTT BENZIE of Princes House, Jermyn Street, London, England, SW1Y 6DN (“Second Management Representative”);

(5)	KENNY MURRAY of Sport City, Victory Heights, Novelia, Street 1, Villa 50, Dubai, United Arab Emirates;

(6)	BRICE MARC BOUFFARD of Johan van Oldenbarneveltlaan 74, 2582, NW Den Haag, The Netherlands; and

(7)	MICHAEL ANTHONY DE RHUNE of 4 Stevens Lane, Claygate, Esher, Surrey, United Kingdom, KT10 0TE.

(each a “Party” and together, the “Parties”)

RECITALS:

(A)	The Parties are party to a share purchase agreement dated 13 February 2024 (the “Agreement”).

(B)	Pursuant to clause 25 of the Agreement, no variation can be made to the Agreement unless it is in writing and signed by or on behalf of the Seller Representatives, the Purchaser and Kenny Murray.

(C)

Pursuant to clause 19.1, the First Management Representative is appointed as the representative of the First Management Sellers and the Second Management Representative is appointed as the representative of the Second Management Sellers.

(D)

The Parties have therefore: (i) agreed to amend the terms of the Agreement as provided below; and (ii) agreed to enter into the undertakings provided below in order to facilitate Completion on the date set out in clause 2.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Expressions defined in the Agreement shall (unless the context otherwise requires) have those meanings when used in this deed.

1.2

The provisions of clauses 1.2 to 1.6 inclusive (Definitions and Interpretation) of the Agreement shall (unless the context otherwise requires) apply to this deed as if set out in full and as if all references to the Agreement were references to this deed.

2.	COMPLETION

In accordance with clause 7.1.2 of the Agreement, it is hereby agreed that Completion shall occur on 15 May 2024 (or on such other date as the Purchaser and Institutional Seller may agree in writing).

3.	AMENDMENT AND WAIVER

3.1	The Agreement shall be amended as follows and shall for all purposes be deemed to have been in such amended form when the Agreement was first constituted:

(i)	the words, “Completion Date” shall be deleted from:

(A) the definitions of “Closing LTM Revenue”, “Completion VWAP” and “Effective Time”, set forth in clause 1.1 of the Agreement; and

(B) Schedules 5 and 6 to the Agreement,

and shall in each case be replaced with the words “Effective Date”;

(ii)

the following definition shall be inserted into clause 1.1 of the Agreement: ““Effective Date” means 1 May 2024, or such other date and time as the Institutional Seller and Purchaser may agree in writing;”;

(iii)	the words “Completion Date” shall be deleted from the definition of “Effective Time” in clause 1.1 of the Agreement and replaced with the words “Effective Date”;

(iv)	the words “Michael De Rhune” and “John Fraser” shall be deleted from the definition of “Retiring Directors” in clause 1.1 of the Agreement;

(v)	the words, “By no later than the date falling 15 Business Days before Completion” shall be deleted from clause 3.2 of the Agreement;

(vi)	the words “By no later than the date falling 10 Business Days before the expected Completion Date” shall be deleted from clause 3.3 of the Agreement;

(vii)	the words “not less than 5 Business Days prior to the Completion Date” shall be deleted from clause 3.5.2 of the Agreement;

(viii)	the words “or such other place as the Institutional Seller agrees in writing with the Purchaser” shall be inserted after the word “Lawyers” in clause 7.1 of the Agreement;

(ix)	the words “on or” shall be added before the words “prior to the Completion Date” in clause 13.1 of the Agreement;

(x)	the parenthesised words “and at least five Business Days” shall be deleted from clause 15.5.1 of the Agreement and replaced with the words “at or”; and

(xi)	subsection (g) of paragraph 1.1 of Schedule 4 shall be deleted in its entirety.

3.2

The Parties (and, in the case of the First Management Representative, in respect of himself and each of the other First Management Sellers, and in the case of the Second Management Representative, in respect of himself and each of the other Second Management Sellers) each agree to waive all claims they may have as a result of a breach of clauses 3.2, 3.3, and/or 15.5.1 of the Agreement prior to the date of this deed and each Party (and, in the case of the First Management Representative, in respect of himself and each of the other First Management Sellers, and in the case of the Second Management Representative, in respect of himself and each of the other Second Management Sellers) shall forever release the other Parties in respect of such claims notwithstanding that this clause 3.2 shall not apply to any breaches of this deed.

4.	INSTITUIONAL SELLER CONFIRMATIONS

4.1	The Institutional Seller confirms that:

(i)	the Initial Consideration Statement is as set out in Schedule 1;

(ii)	the Sellers’ Nominated Account details are as set out in Schedule 2;

(iii)	the bank account details of the Company are as set out in Schedule 3; and

(iv)	the September 2020 Share Payment Amount is $96,018.67,

and, accordingly, each of the other Parties (and, in the case of the First Management Representative, in respect of himself and each of the other First Management Sellers, and in the case of the Second Management Representative, in respect of himself and each of the other Second Management Sellers) hereby acknowledges and accepts notification of the foregoing items.

5.	PURCHASER OBLIGATIONS

5.1

The Purchaser undertakes to enter into the novation contemplated by clause 15.5.1 (as amended by this deed) on or before the date of this deed under which the Purchaser shall novate rights and obligations to Expro Holdings UK 3 Limited (“Holdings 3”) to acquire certain of the Shares and pay the Completion Subscription Consideration and agrees that the Shares shall be transferred to the Purchaser and Holdings 3 in the proportions provided in the stock transfer forms to be delivered by each Seller to the Purchaser in accordance with paragraph 1.3(c) of Schedule 4 of the Agreement.

5.2

The Purchaser notifies the Institutional Seller that Domenico Sansalone and John McAlister are nominated as directors of the companies in the Group incorporated in the United Kingdom in accordance with paragraph 1.4(c) of the Schedule 4 of the Agreement and that no directors are nominated for closing in respect of the other companies in the Group.

5.3	The Purchaser confirms that it has notified the Institutional Seller that the Completion Subscription Consideration Amount is $135,000,000.00.

5.4

The Purchaser hereby waives the requirement of the Management Sellers to deliver to the Purchaser evidence that the Group owns the legal and beneficial title to 100% of the entire issued share capital of Churchill Drilling Tools Oil Wells Drilling LLC under clause 1.1(f) of Schedule 4 of the Agreement.

5.5

The Purchaser hereby irrevocably acknowledges and agrees that the obligations under clause 5.9 of the Agreement have been satisfied in their entirety and waives any further obligations of the Sellers under clause 5.9.

6.	SUPPLEMENT

6.1

This deed is supplemental to the Agreement and shall be read and construed as one instrument together with the Agreement. Except as amended by this deed, the Agreement shall continue in full force and effect.

6.2

Notwithstanding any other provision of this deed, the provisions of this deed shall except insofar as clause 3.1(xi) provides otherwise be without prejudice to any rights or claims of any Party arising under the terms of the Agreement prior to the date of this deed.

7.	GENERAL

7.1	The provisions in clauses 15, 17, 21, 22, 24, 26, 27, 28, 29 and 30 of the Agreement shall apply to this deed mutatis mutandis as if set out in full herein.

7.2

It is agreed and acknowledged that this deed is intended to benefit each of the Sellers who shall be entitled to enforce the benefit of any term of this deed. Subject to the forgoing, any person who is not a party to this deed shall not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed.

[Schedules follow the signature pages]

SIGNATURE PAGES

IN WITNESS WHEREOF these presents consisting of this page and the preceding page are executed as follows and delivered on the date specified above:

Executed as a deed by BP INV4 HOLDCO LTD acting by two authorised signatories	) ) ) ) ) )	/s/ Mark Chaichian Authorised Signatory /s/ Nicholas Gee Authorised Signatory

Executed as a deed by EXPRO GROUP HOLDINGS N.V. acting by its authorised signatory	) ) ) )	/s/ John McAlister Authorised Signatory

Executed as a deed by JOHN KENNETH FRASER MURRAY in the presence of	) ) )	/s/ John Kenneth Fraser Murray

/s/ Jennifer Murray

Signature of witness

Name Jennifer Murray

Address Villa 50 Street 1

               Novelia Victory Heights Dubai

Executed as a deed by JOHN PAUL FRASER in the presence of	) ) )	/s/ John Paul Fraser

/s/ Fiona Fraser

Signature of witness

Name Fiona Fraser

Address 3 Union Place, Montrose DD10 8QB

              Angus, Scotland

Executed as a deed by SCOTT ANTHONY BENZIE in the presence of	) ) )	/s/ Scott Anthony Benzie

/s/ Neil Buffington

Signature of witness

Name Neil Buffington

Address 12227 FM 529

              Houston, Texas 77041

Executed as a deed by BRICE MARC BOUFFARD in the presence of	) ) )	/s/ Brice Marc Bouffard

/s/ DA Guez

Signature of witness

Name DA Guez

Address Statenlaan 16 Den Haag NL

Executed as a deed by MICHAEL ANTHONY DE RHUNE in the presence of	) ) )	/s/ Michael Anthony De Rhune

/s/ Fiona Aitken

Signature of witness

Name Fiona Aitken

Address 4 Stevens Lane Claygate Esher

              Surrey KT10 0TE